SHARE LOCKUP AGREEMENT

  THIS SHARE LOCKUP AGREEMENT (this "Agreement") is made and entered into to be effective as of the 24th day of February, 2001 by and between George W. Flinn, an individual residing in Overland Park, Kansas, as a holder of securities (the "Shareholder") to be personally bound by all of the terms, conditions and provisions of this Agreement, and Rhino Enterprises Group, Inc., a Nevada corporation (the "Company").
                         RECITALS

  WHEREAS, the Shareholder is the owner of certain shares of common stock of the Company (the "Shares") and options to purchase certain shares of common stock of the Company (the "Options") and intends to continue buying or acquiring common stock of the Company (the "Future Shares") (the Options, Shares and Future Shares are sometimes collectively called the "Securities").

  WHEREAS, the Shareholder is a director of the Company.

  WHEREAS, the Company is a public company whose shares of common stock are traded on the OTC Bulletin Board under the ticker symbol "RHNO."

  WHEREAS, the Company has filed a Form 10-SB Registration
  Statement with the Securities and Exchange Commission to become a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended.

  NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter expressed, the receipt and sufficiency of which are hereby acknowledged, the Shareholder and the Company hereby agree as follows:

  1. Lockup of Shares. The Shareholder will not sell in a public or private transaction or in any other way divest himself of any Shares, Future Shares or unexercised Options of the Company now owned or which may be acquired during the term of this Agreement, whether ownership is of direct or indirect interest.

  2. Street Accounts. The Shareholder acknowledges that the Company and its transfer agent and registrar cannot effectively monitor the Shareholder's transactions in the Shares, Future Shares or unexercised Options once such Securities are placed into nominee or "street" name accounts. Therefore, the Shareholder will provide verbal and written instructions to all broker/dealers who handle his direct or indirect street accounts at any time during this Agreement (the "Street Account" or "Street Accounts") and will instruct such Street Accounts not to resell these Securities under any circumstances, for any reason, to any party, at any time during the term of this Agreement. The Shareholder will further do everything

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  in his power to ensure that such instructions to any and all
  Street Accounts are adhered to and followed. Further, the Shareholder will provide to the Company, on the form attached hereto as Exhibit A, notification of all such Street Accounts at the time of execution of this Agreement and in the future as such Street Accounts may change from time to time.

  3. Delivery of Securities. The Shareholder will, during the term of this Agreement, request from all Street Accounts, the delivery of all certificates representing Securities owned by the Shareholder, whether direct or indirect ownership, for appropriate legending by the Company or its transfer agent and registrar or any successor thereof, of all such Certificates, as set forth in Paragraph 4 below.

  4. Transfer Agent Responsibilities. During the term of this Agreement, the Company, or the Company's transfer agent and registrar or any successor thereof, as the case may be, shall enforce the terms of this Agreement and shall not, during the term of this Agreement, permit any transfer of Securities into a third party's name. All such Securities shall bear a legend in substantially the following form:

  "NOTICE: These securities are subject to that certain Share Lockup Agreement dated February 24, 2001, between the registered holder hereof and Rhino Enterprises Group, Inc., a Nevada corporation, and may only be sold or otherwise transferred in compliance with the provisions of such agreement."

  5. Notification of All Indirect Ownership. The Shareholder will provide to the Company, on the form attached hereto as Exhibit B, upon execution of this Agreement, a list of all names in which the Shareholder currently owns Securities or may own Securities in the future, and will update such list if it changes at any time.

  6. Effective Date and Termination. This Agreement shall become effective on the date of execution by Shareholder.
  All of the provisions of this Agreement shall be fully performed and shall terminate 12 months thereafter.

  7. Legal Jurisdiction.

  a. The parties hereunder irrevocably submit to the jurisdiction of any Dallas County court in any action or proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of any such action or proceeding shall be heard and determined in such a Dallas County court. The parties hereby consent to and grant to any such court jurisdiction over the parsons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided herein above, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

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  b. The Agreement shall be binding upon and inure solely to the benefit of the parties hereto and the respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties. This Agreement shall be construed in accordance with and governed by the internal law of Dallas County (without reference to its rule as to conflicts of laws). To the best knowledge of the principals to this transaction, neither the underlying transaction/purpose nor the Agreement violate any law or regulation.

  c. This Agreement may only be modified by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

  8. Paragraph Headings and Counterpart Signature. All paragraph headings herein are inserted for convenience only.
  This Agreement may be executed in several counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument.

  9. Notices. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:
       If to the Shareholder:

       George W. Flinn
       14218 Eby
       Overland Park ,Kansas 66221

       If to a Street Account:

       The name and address set forth in each copy of Exhibit A provided to the Company.

       If to the Transfer Agent:

       Interwest Transfer Company, Inc.
       1981 E. 4800 South, Suite 100
       Salt Lake City, UT 84117

       If to the Company:

       Rhino Enterprises Group, Inc.
       2925 LBJ Freeway, Suite 188
       Dallas, TX 75234
       Attn: Chief Operating Officer

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  IN WITNESS WHEREOF the undersigned has executed this Share
  Lockup Agreement as of the date first above written.

                            RHINO ENTERPRISES GROUP, INC.,
                            a Nevada corporation,

                            By: /s/ DANIEL H. WEAVER
                               ----------------------------
                               Daniel H. Weaver, Secretary


                               /s/ GEORGE W. FLINN
                               ----------------------------
                               George W. Flinn, an individual

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